                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               The Hockey Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                 March 14, 2001
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


         Delaware                    0-19596                  13-36-32297
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (I.R.S. Employer
     of incorporation              File Number)            Identification No.)


c/o Maska U.S., Inc., 929 Harvest Lane, P.O. Box 1200,
                     Williston, VT                               05495
--------------------------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)


                                 (802) 872-4226
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

            On November 19, 1998, in connection with the Company's acquisition of Sports Holdings Corp., the Company and Sport Maska Inc. ("SPORT MASKA") entered into a credit agreement with Caisse de depot et placement du Quebec ("CAISSE") to borrow a total of Canadian $135.8 million (the "CAISSE LOAN"). The Caisse Loan was originally for a period of two years, maturing on November 19, 2000.

            On October 30, 2000, the Caisse Loan was extended for a period of 18 months on payment of an extension fee of 1.5% of the principal amount.

            On November 20, 2000, the foregoing extension was cancelled, and replaced by a three-month extension of the Caisse Loan on payment of a Canadian $1 million extension fee. This renewed Caisse Loan bore interest equal to the Canadian Banker's Acceptance Rate plus 6% and matured on February 19, 2001 (later extended to March 15, 2001).

            On March 14, 2001, an Amended and Restated Credit Agreement was entered into by the Company and Sport Maska, as borrowers, Caisse, as Agent and Lender, and Montreal Trust Company, as Paying Agent (the "AMENDED AND RESTATED CREDIT AGREEMENT"). On the terms and subject to the conditions of the Amended and Restated Credit Agreement, Facility 1 of the Caisse Loan, which is a facility in the maximum amount of Canadian $90 million, was extended to June 30, 2004, and Facility 2 of the Caisse Loan, which is a facility in the maximum amount of Canadian $45.8 million, was extended to October 31, 2002. A repayment of Facility 1 in the minimum amount of Canadian $5 million is due on January 31, 2004. Facility 1 and Facility 2 have been fully utilized and no new advances are expected to be made under the Amended and Restated Credit Agreement.

            As a condition precedent to the effectiveness of the Amended and Restated Credit Agreement, the Company entered into the Warrant Agreement, the Stockholders Agreement, the Investor Rights Agreement and the Registration Rights Agreement.

            Pursuant to the Warrant Agreement, dated as of March 14, 2001 (the "WARRANT AGREEMENT"), between the Company and Caisse, the Company issued a warrant ("WARRANT A") to Caisse to purchase 539,974 shares of common stock, par value $.01 per share ("COMMON STOCK"), of the Company, representing approximately 7.5% of the outstanding Common Stock, on a fully diluted basis, at an exercise price of $.01 per share. The number of shares issuable upon exercise of the warrants are subject to certain adjustments as provided in the Warrant Agreement and, pursuant to the Warrant Agreement, if by May 14, 2001, a fully financed firm offer is received by the Company which would be sufficient to repay Facility 2 and if Facility 2 is so repaid in full as a result of such offer no later than June 13, 2001, warrants issued which represent the right to 179,991 Common Shares shall be cancelled. In addition, the Company also issued warrants to Caisse to acquire additional shares of Common Stock, which are only exercisable by Caisse if Facility 2 is not repaid in cash on or prior to certain dates.

            In connection with the Warrant Agreement, a Certificate of Amendment to Certificate of Incorporation, dated as of March 14, 2001, was filed with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock.

            Pursuant to the Agreement, dated as of March 14, 2001 (the "STOCKHOLDERS AGREEMENT"), among Caisse, the Company and WS Acquisition LLC ("WELLSPRING") and certain other stockholders of the Company (Wellspring and the foregoing, collectively, the "STOCKHOLDERS"), in the event that Facility 2 is not repaid in full on its maturity on October 31, 2002, Caisse may (i) require the Company to convert the outstanding amount owing under Facility 2 into, and issue and deliver to Caisse, a certain number of shares of Common Stock (hereinafter, the "EQUITY CONVERSION"); and/or (ii) require that the Company proceed with the sale of all or a portion of the assets of the Company and apply the proceeds of any such sale in reduction of the indebtedness owing to Caisse in a manner consistent with the terms of an intercreditor agreement with certain other creditors of the Company (the "SALE"). The Stockholders Agreement provides that the Stockholders will fully cooperate with Caisse in the process of the Equity Conversion and/or the Sale, including causing their representative(s) on the Board of Directors to act or refrain from acting and voting or giving consent with respect to their shares of Common Stock in order to support a consolidation, merger or amalgamation of the Company or a sale of all or substantially all or any portion of its assets and to take all other actions requested by Caisse to facilitate the Equity Conversion and/or the Sale.

            Pursuant to the Agreement, dated as of March 14, 2001 (the "INVESTOR RIGHTS AGREEMENT"), among Caisse, Wellspring and the Company, Caisse is entitled, upon the exercise of any of its warrants, or the conversion of the outstanding amount owing under Facility 2 into shares of Common Stock, to have a pro rata number of designees on the Board of Directors of the Company based on the number of shares of Common Stock held by Caisse, with a minimum of one Director at all times. Notwithstanding the stated above, commencing no later than March 16, 2001, and for so long as Facility 2 has not been repaid in full, Caisse shall be entitled to have two designees appointed to the Board of Directors of the Company, and, from and after April 16, 2001, at least three members of the Board of Directors of the Company are required to have relevant operating or industry experience.

            The Investor Rights Agreement also grants to Caisse preemptive rights such that, other than equity securities of the Company to be issued (A) in any public offering or (B) as consideration for the acquisition of any assets or shares of another entity acquired by the Company, or (C) to Caisse or its affiliates or transferees upon the exercise of the warrants or conversion of its indebtedness, any new equity securities of the Company to be issued by the Company shall first be offered by the Company to Caisse, which shall then have the prior right to acquire its pro rata portion of such shares at the offered price. If Wellspring transfers any of its shares of Common Stock to a transferee in one or a series of related transactions within 185 days of March 14, 2001,
(i) Wellspring shall immediately notify the Company and Caisse of the details of such transaction, and (ii) the Company shall (unless Caisse instructs the Company expressly to the contrary) pay to Caisse a cash fee (the "CASH FEE") equal to the product of (A) a fraction, the numerator of which is the number of shares of Common Stock so transferred by

Wellspring, and the denominator of which is the number of shares of Common Stock owned by Wellspring immediately prior to such transfer, times, (B) the number of shares of Common Stock owned (or deemed owned upon exercise of Warrant A) by Caisse, times, (C) the per share price realized by Wellspring in such transfer. Upon receipt of the Cash Fee, Caisse shall deliver to the Company a portion (equal to the fraction in clause (A) stated above) of Warrant A for cancellation by the Company and Caisse shall not be entitled to receive any other consideration than the Cash Fee in connection with such transaction.

            Pursuant to the Registration Rights Agreement, dated as of March 14, 2001 (the "REGISTRATION RIGHTS AGREEMENT"), between the Company and Caisse, Caisse has the right to require the Company to file a registration statement under the Securities Act of 1933 covering all or any part of the shares of Common Stock held by Caisse (a "DEMAND REGISTRATION"). The Demand Registration rights may only be exercised after the closing of an underwritten initial public offering of equity securities of the Company and are also subject to the following limitations: (i) Caisse shall have the right to make a Demand Registration request only if Caisse and its affiliates have acquired at any time, beneficial ownership of at least 739,964 shares of Common Stock (representing approximately 10% of the outstanding Common Stock); provided, however, that Caisse shall no longer have the right to make a Demand Registration request if Caisse and its affiliates have beneficial ownership of less than 179,991 shares of Common Stock; and (ii) the Company shall be required to effect not more than three registrations. Pursuant to the Registration Rights Agreement, Caisse was also granted certain piggyback registration rights.

            Effective November 19, 1998, two of the Company's subsidiaries, Maska U.S., Inc. ("MASKA U.S.") and SHC Hockey Inc, as borrowers, and the credit parties signatory thereto (the "CREDIT PARTIES"), entered into a credit agreement with the lenders referred to therein (the "U.S. LENDERS") and General Electric Capital Corporation, as Agent and Lender (the "U.S. GECC CREDIT AGREEMENT"). Simultaneously, two of the Company's Canadian Subsidiaries, Sport Maska and Tropsport Acquisitions Inc., as borrowers, and the credit parties signatory thereto (the "CREDIT PARTIES") entered into a credit agreement with the lenders referred to therein (the "CANADIAN LENDERS") and General Electric Capital Canada Inc., as Agent and Lender (the "CANADIAN GECC CREDIT AGREEMENT" and, together with the U.S. GECC Credit Agreement, the "GECC CREDIT AGREEMENTS"). The maximum amount of loans and letters of credit that may be outstanding under the GECC Credit Agreements was originally U.S. $70 million (later reduced to U.S. $60 million). The GECC Credit Agreements were for a term of two years with a possible extension of one year by the Company.

            The GECC Credit Agreements were amended to expire on January 31, 2001 (later extended to March 15, 2001).

            On March 14, 2001, (i) the Second Amendment to the U.S. GECC Credit Agreement was entered into by Maska U.S., as the borrower, the Credit Parties, the U.S. Lenders and General Electric Capital Corporation, as Agent and Lender, and (ii) the Second Amendment to the Canadian GECC Credit Agreement was entered into by Sport Maska, as borrower, the Credit Parties, the Canadian Lenders and General Electric Capital Canada Inc., as Agent and Lender. On the terms and subject to the conditions of each of the Second Amendments, the

GECC Credit Agreements were amended to reflect the Amended and Restated Credit Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c) Exhibits

            10.1 Amended and Restated Credit Agreement, dated as of March 14, 2001, among the Company and Sport Maska Inc., as borrowers, Caisse de depot et placement du Quebec, as Agent and Lender, and Montreal Trust Company, as Paying Agent.

            10.2 Warrant Agreement, dated as of March 14, 2001, between the Company and Caisse de depot et placement du Quebec.

            10.3 Agreement, dated as of March 14, 2001, among Caisse de depot et placement du Quebec, the Company, WS Acquisition LLC and certain other stockholders of the Company.

            10.4 Agreement, dated as of March 14, 2001, among Caisse de depot et placement du Quebec, WS Acquisition LLC and the Company.

            10.5 Registration Rights Agreement, dated as of March 14, 2001, between the Company and Caisse de depot et placement du Quebec.

            10.6 Second Amendment to Credit Agreement, dated as of March 14, 2001, among Maska U.S., Inc., as borrower, the Credit Parties, the Lenders and General Electric Capital Corporation, as Agent and Lender.

            10.7 Second Amendment to Credit Agreement, dated as of March 14, 2001, among Sport Maska Inc., as borrower, the Credit Parties, the Lenders and General Electric Capital Canada Inc., as Agent and Lender.

                                    Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE HOCKEY COMPANY


                                By:   /s/ Russell J. David
                                   ---------------------------------
                                   Name:  Russell J. David
                                   Title: Chief Operating Officer and Secretary


Dated: March 26, 2001